Exhibit 1.1

4,166,667 SHARES OF COMMON STOCK

INTRINSIC MEDICINE, INC.

UNDERWRITING AGREEMENT

Spartan Capital Securities, LLC

Revere Securities, LLC

As Representatives of the Several Underwriters, if any, named in Schedule 1 hereto

c/o Spartan Capital Securities, LLC

45 Broadway

New York, New York 10006

Revere Securities, LLC

650 5th Avenue, 35th Floor

New York, New York 10019

Ladies and Gentlemen:

The undersigned, Intrinsic Medicine, Inc., a company incorporated under the laws of Delaware (the “Company”), hereby confirms its agreement (this “Agreement”), with the several underwriters named in Schedule I hereto (the “Underwriters” and each an “Underwriter”), for whom Spartan Capital Securities, LLC (“Spartan”) and Revere Securities, LLC (“Revere”) are acting as representatives to the several Underwriters (in such capacity, the “Representatives” and if there are no Underwriters other than the Representatives, references to multiple Underwriters shall be disregarded and the term Representatives as used herein shall have the same meaning as Underwriter), on the terms and conditions set forth herein.

It is understood that Spartan and Revere will act as the Representatives for the Underwriters in the offering and sale of the Closing Shares (as defined below) and, if any, the Option Shares (as defined below) in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Authorizations” means all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all governmental, judicial, regulatory or administrative agency, body or court, domestic or foreign, having jurisdiction over the Company or any of their assets or business and all third parties, foreign and domestic, of which the failure to obtain and maintain could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Carmel Milazzo & Feil LLP” means Carmel Milazzo & Feil LLP, counsel to the Underwriters, with offices located at 55 West 39th Street, 18th Floor, New York, NY 10018.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.

“Closing Date” means 10:00 A.M., New York time, on [*], 2022, in accordance with Rule 15c6-1 of the Exchange Act.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(a), which aggregate purchase price shall be net of underwriting discounts and commissions.

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Deloitte & Touche LLP, with offices located at 12830 El Camino Real

Suite 600, San Diego, CA 92130.

“Company Counsel” means Cooley LLP, with offices located at Cooley LLP, with offices located at 4401 Eastgate Mall, San Diego, California 92121.

“Company IT Systems” shall have the meaning ascribed to such term in Section 3.1(qq).

“Company’s knowledge” or “to the knowledge of the Company” means the knowledge of the directors and senior executive officers of the Company, or what such persons should have known after reasonable inquiry.

“EDGAR” shall have the meaning ascribed to such term in Section 3.1(g).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Effective Date” means the date and time as of which the Registration Statement became effective in accordance with the rules and regulations under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock, restricted stock units or options to employees, officers, consultants, other service providers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company and (d) shares of Common Stock, restricted stock, restricted stock units or options to employees, officers, consultants, other service providers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose as disclosed on the Registration Statement, General Disclosure Package or the Prospectus.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“General Disclosure Package” shall have the meaning ascribed to such term in Section 3.1(f).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Counsel” means Elmore Patent Law Group, PC, with offices located at 484 Groton Road, #1, Westford, MA 01886.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers, directors, and any record holder of 3% or more of the Company’s shares of Common Stock listed on Exhibit A attached hereto in the form of Exhibit B attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permit” shall have the meaning ascribed to such term in Section 3.1(ee).

“Offering” shall have the meaning ascribed to such term in Section 2.1(b).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” shall have the meaning ascribed to such term in Section 3.1(f).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.1(f).

“Public Securities” means, collectively, the Closing Shares and, if any, the Option Shares.

“Registration Statement” shall have the meaning ascribed to such term in Section 3.1(f).

“Representative’s Securities” shall have the meaning ascribed to such term in Section 2.5.

“Representative’s Warrants” shall have the meaning ascribed to such term in Section 2.5.

“Representative’s Warrant Shares” shall have the meaning ascribed to such term in Section 2.5.

“Representatives’ Warrant Agreement” shall have the meaning ascribed to such term in Section 2.5.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Closing Shares, the Option Shares and the Representative’s Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a) and Section 2.2(a).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB Venture Market, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto, the Representatives’ Warrant Agreement, the Lock-Up Agreements, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, and any successor transfer agent of the Company.

“Underwriters’ Information” shall have the meaning ascribed to such term in Section 6.1.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the Offering the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I, and each Underwriter agrees to purchase, severally and not jointly, from the Company the number of Closing Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price of $[*] per Closing Share (92% of the public offering price per Closing Share) (the “Closing Purchase Price”). The Closing Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 3.1(f) hereof). With regard to the investors listed on Schedule II, the closing purchase price shall be $[*] (95.6% of the public offering price per Closing Share).

(b) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Shares and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Carmel Milazzo & Feil LLP or such other location (including remotely by facsimile or other electronic transmission) as the Company and Representatives shall mutually agree. The Public Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Shares, the Representatives are hereby granted an option after the Closing Date (the “Over-Allotment Option”) to purchase up to 625,000 shares of Common Stock, representing fifteen percent (15%) of the Closing Shares sold in the Offering (the “Option Shares”).

(b) In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for any Option Shares is equal to the product of the Closing Purchase Price multiplied by the number of Option Shares to be purchased (the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Shares within forty five (45) days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representatives. The Over-Allotment Option granted hereby may be exercised by the giving of written notice (email being sufficient) to the Company from the Representatives (each, an “Option Notice”). The Option Notice shall set forth the number of Option Shares as to which the option is being exercised, and the date and time when the corresponding Option Shares are to be delivered and payment made for the Option Shares (each, an “Option Closing Date”), which will not be later than the earlier of (i) 45 days after the Execution Date and (ii) three (3) full Business Days after the date of the Option Notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of Carmel Milazzo & Feil LLP or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representatives. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the Option Notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such Option Notice. The Representatives may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(b) At the Closing Date, the executed Representatives’ Warrant Agreements shall be issued in the name or names and in such authorized denominations as the Representatives may request;

(c) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of Company Counsel, all addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance reasonably satisfactory to counsel to the Underwriters;

(e) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered opinion and negative assurance letter of Intellectual Property Counsel for the Company, with respect to certain intellectual property matters, addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance reasonably satisfactory to counsel to the Underwriters;

(f) Contemporaneously herewith, a comfort letter, addressed to the Underwriters and found to be, prior to the execution of this Agreement, in form and substance reasonably satisfactory to the Representatives from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(g) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officers’ Certificate in form and substance reasonably satisfactory to counsel to the Underwriters;

(h) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate in form and substance reasonably satisfactory to counsel to the Underwriters; and,

(i) Such other customary certificates or documents as the Underwriters and Underwriters’ Counsel may have reasonably requested.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(a) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed or such performance shall have been waived by the Representatives;

(c) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(d) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(e) by the Execution Date, if required by FINRA, the Underwriters shall have received a notice of no objections from FINRA as to the amount of compensation allowable or payable to and the terms and arrangements for acting as the Underwriters as described in the Registration Statement;

(f) the (i) shares of Common Stock, including the Closing Shares, the Option Shares, and the Representative’s Warrant Shares have been approved for listing on the Nasdaq Capital Market;

(g) the Company has filed with the Commission a Form 8-A providing for the registration pursuant to Section 12(b) under the Exchange Act of the shares of Common Stock; and such Form 8-A has become effective under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any written notice that the Commission is terminating such registration; and

(h) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Effect; (ii) no stop order applicable to the Company shall have been issued or threatened in writing under the Securities Act by the Commission or (iii) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and it is determined by the Representatives that none of the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the effect of clauses (i), (ii) or (iii) of which in the judgment of the Representatives would make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, General Disclosure Package and the Registration Statement.

If any of the conditions specified in this Section 2.4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Representatives’ counsel pursuant to this Section 2.4 shall not be reasonably satisfactory in form and substance to the Representatives and to Representatives’ counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

2.5 Representative’s Warrants.

(i) Warrant Amount; Term. The Company hereby agrees to issue to Spartan (and/or its designees) on the Closing Date warrants (the “Representative’s Warrants”) for the purchase of an aggregate of 208,333 shares of Common Stock (which is equal to an aggregate of 5.0% of the Closing Shares sold in the Offering, subject to adjustment as set forth in the Representative’s Warrants (the “Closing Warrant Shares”)). The Representatives’ Warrant will automatically be amended to represent a right to purchase the Closing Warrant Shares plus the number of shares equal to 5.0% of any Option Shares sold upon exercise of the Over-Allotment Option (the “Option Warrant Shares” and with the Closing Warrant Shares, the “Representative’s Warrant Shares”). The Representative’s Warrant shall be issuable pursuant to the Representative’s Warrant Agreement in the form attached hereto as Exhibit C (the “Representative’s Warrant Agreement”) and exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days following the commencement of sales of the Offering (the “Initial Exercise Date”) and expiring on the five-year anniversary of the Closing Date at an initial exercise price per share of Common Stock of $[*], which is equal to 125% of the Closing Purchase Price. The Representative’s Warrant

Agreement and the Representative’s Warrant Shares are sometimes hereinafter referred to together as the “Representative’s Securities.” Spartan understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the Representative’s Warrant Shares during the one hundred eighty (180) days following the commencement of sales of the Offering and by its acceptance thereof each shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant Agreement, or any portion thereof, the Representative’s Warrant Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the commencement of sales of the offering to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representatives or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

(ii) Delivery. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as Spartan may request.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the Subsidiaries of the Company are set forth in the Registration Statement and the General Disclosure Package and Prospectus. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (except such as are described in the Registration Statement and the General Disclosure Package or, only with respect to Intrinsic Medicine AU Pty LTD such as do not materially affect the ownership rights of such equity interests), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction

Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the Company’s knowledge, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. When executed and delivered, the Representative’s Warrants will constitute valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in is accordance with the terms thereof and the Representative’s Warrants are enforceable against the Company in accordance with their terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required

Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) or (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except to the extent the failure to do so would reasonably be expected to result in a Material Adverse Effect and other than: (i) the filing with the Commission of the Prospectus, (ii) such filings as are required to be made under applicable state securities laws, (iii) the rules and regulations of FINRA, and (iv) application(s) to each applicable Trading Market for the listing of the Shares and Warrants for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act; provided that the Company makes no representation or warranty with respect to the Underwriters’ Information or any statements or omissions made in reliance upon and in conformity with the selling stockholders named therein furnished to the Company in writing by such selling stockholder named therein, expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on the date hereof. Copies of such Registration Statement and of each amendment thereto, if any, including the related Preliminary Prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form S-1 (File No. 333-264219), as amended, as of the relevant Effective Date, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Securities Act and the rules and regulations thereunder, as applicable. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Securities Act and the rules and regulations thereunder for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Preliminary Prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Securities Act and the rules and regulations thereunder as included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus in connection with this Offering as first filed with the Commission pursuant to Rule 424(b) of the Securities Act and the rules and regulations thereunder or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representatives by the Company for use in connection with the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representatives for such use. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The term “General Disclosure Package” means, collectively, the Permitted Free Writing Prospectus(es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to this Offering, and the information included on Schedule I and Schedule III hereto.

(g) Issuance of Common Stock. The Closing Shares, Option Shares and Representative’s Warrant Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Representatives’ Warrant Agreement. The Closing Shares, Option Shares and Representative’s Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Closing Shares, Option Shares and Representative’s Warrant Shares has been duly and validly taken. The Closing Shares, Option Shares and Representative’s Warrant Shares will conform in all material respects to all statements with respect thereto contained in the Registration Statement and the General Disclosure Package.

(h) Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and Prospectus as of the dates stated therein. The Company has the requisite corporate power and authority, and has obtained all requisite approval or authorization of any stockholder, the Board of Directors or others, in order to effect the stock split of the Company’s shares of Common Stock as described in the Registration Statement, the General Disclosure Package and Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any capital stock other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the Closing Date. No Person, other than the Representatives, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except such rights which have been waived prior to the date hereof or satisfied in connection with the Closing. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no option plans, outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Underwriters). Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as disclosed on the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities and other laws or the applicable statute of limitations has expired, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. Other than what is disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than in the ordinary course of business, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and the issuance of Common Stock Equivalents as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Except as noted in Part II of the Registration Statement, the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been disclosed in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus.

(j) Litigation. There has not been, and to the knowledge of the Company there is not pending or threatened in writing, any action, suit, inquiry, proceeding or investigation against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any stop order or any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters that would reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority to which the Company or any Subsidiary is subject or (iii) is or has been in violation of any applicable statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except, in each clause (i), (ii) and (iii), as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) or (iii), the failure to so comply could be reasonably expected to have a Material Adverse Effect.

(n) Authorizations. The Company has filed and received approval of all Authorizations issued by, and has made all declarations and filings with, all federal, state, local or foreign governmental or regulatory authority that are necessary for the ownership or lease of its material properties or the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. To its knowledge, the Company is in material compliance with and is not in violation of, or in default under, any such Authorization. To the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination or modification of any Authorization or result in any other material impairment of the rights of the holder of any Authorization and the Company does not have any reason to believe that any Authorization will not be renewed in the ordinary course.

(o) Title to Assets. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with generally accepted accounting principles in the United States (“GAAP”) and, the payment of which is neither delinquent nor subject to penalties, and (iii) Liens described in the Registration Statement, the General Disclosure Package or the Prospectus. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company owns or possesses or has valid rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the General Disclosure Package or the Prospectus, except (i) as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (ii) where the failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Except as (i) disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (ii) would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, to the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the Registration Statement, the General Disclosure Package or the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Except as (i) disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (ii) would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others in writing challenging the rights of the Company in or to any such Intellectual Property Rights or that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims set forth in the Registration Statement, General Disclosure Package or Prospectus reasonably be expected to result in a Material Adverse Effect; and (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section, reasonably be expected to result in a Material Adverse Effect. Except as (i) disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or (ii) would not reasonably be expected to result in a Material Adverse Effect, to the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

(q) Insurance. The Company and the Subsidiaries have property, casualty, directors and officers, and general liability insurance coverage by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and, to their knowledge, customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, the Company and the Subsidiaries have taken all actions they deem reasonably necessary or advisable to take on or prior to the date hereof to assure that, upon and at all time after the effectiveness of the Registration Statement, they will be in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and any Option Closing Date. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, the Company and the Subsidiaries have taken all actions they deem reasonably necessary or advisable to take on or prior to the date hereof to assure that, upon and at all time after the effectiveness of the Registration Statement, they will maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(t) Certain Fees. Except as set forth in the Registration Statement, the General Disclosure Package and Prospectus or in Section 2.1(a) of this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Other than payments to the Underwriters for this Offering or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or set forth under Section 2.1(a) of this Agreement, or may be made pursuant to the engagement letter between the Company and the Representative dated August 2, 2021, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period preceding the initial filing of the Registration Statement through the 90-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, other than those rights that have been disclosed in the Registration Statement or have been waived or satisfied.

(w) Compliance with Exchange Act. (i) The Common Stock and the Warrants are registered pursuant to Section 12(b) of the Exchange Act and the Company has filed with the Commission a Form 8-A (File No. 000-                ) providing for the registration of the Common Stock pursuant to Section 12(b) under the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The shares of Common Stock, including the Closing Shares, the Option Shares and the Representatives’ Warrant Shares have been approved for listing on the Nasdaq Capital Market.

(x) Application of Takeover Protections. Except as set forth in the Registration Statement the General Disclosure Package and Prospectus, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificates of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(y) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission in connection with the Offering) contains all exhibits and schedules as required by a registration statement on Form S-1 under the Securities Act. There are no contracts or other documents required to be described in the General Disclosure Package or Prospectus which have not been described as required. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the applicable rules and regulations. The General Disclosure Package and the Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information or Selling Stockholder Information. As of its date and the date hereof, the Registration Statement, the General Disclosure Package or the Prospectus did not and does not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(z) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of immediately following the Closing, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, the fair saleable value of the Company’s assets exceed the amount of the Company’s existing debts and liabilities (including known contingent liabilities). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. Except as would not individually or in the aggregate result in a Material Adverse Effect, the provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, stamp, occupation, property, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(dd) Accountants. To the knowledge and belief of the Company, the Company Auditor is an independent registered public accounting firm as required by the Exchange Act and shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2021.

(ee) Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity that involves any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus which have not been described or incorporated by reference as required.

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(gg) Bank Holding Company Act. Neither the Company nor any of the Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of the Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of the Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ii) Compliance With OFAC. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) FINRA Affiliation. To the Company’s knowledge, no officer or director of the Company or its subsidiaries or any beneficial owner of 5% or more of the Company’s shares of Common Stock or Common Stock Equivalents, has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. Except as set forth in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and Prospectus, to the Company’s knowledge, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Representatives or any of the Underwriters named on Schedule I hereto within the 180-day period prior to the initial filing date of the Prospectus. Except as disclosed in Registration Statement, the General Disclosure Package or Prospectus and except for securities issued to the Representative as disclosed in the Prospectus and securities sold by the Representatives on behalf of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a FINRA member, is a person associated with a FINRA member or is an affiliate of a FINRA member. When used in this Section 3.1(jj) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Representatives and Carmel Milazzo & Feil LLP if it learns that any officer, director or owner of 5% or more of the Company’s outstanding shares of Common Stock or Common Stock Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(kk) ERISA. Each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) has been maintained in material compliance with its terms and the requirements of applicable law. No employee benefit plan is subject to Title IV of ERISA. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) has occurred with respect to any employee benefit plan that, individually or in the aggregate, could result in a Material Adverse Effect; and each employee benefit plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ll) IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company reasonably believes that (i) the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted and (iii) the Company and the Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards.

(mm) Ineligible Issuer Status. At the time of filing the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus, as amended or supplemented, and the General Disclosure Package in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the General Disclosure Package and the Registration Statement. The Company shall not file any such amendment or supplement to which the Representatives shall reasonably and timely object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its commercially reasonable efforts to comply in all material respects with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representatives, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its commercially reasonable efforts to maintain the registration of the Common Stock under the Exchange Act; provided, that such provision shall not prevent a sale, merger or similar transaction involving the Company. The Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representatives, which consent shall not be unreasonably withheld and provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(c) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representatives. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in the rules and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus until nine (9) months from the Execution Date, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening in writing, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening in writing, of any proceeding for that purpose; (iv) the electronic filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any written comments or written request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the General Disclosure Package or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the General Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company shall file with the SEC all reports required to be filed pursuant to the Exchange Act and, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit except as required by law) the Company’s financial statements included in such reports, provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

4.6 Reports to the Underwriters; Expenses of the Offering.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities registered under the Exchange Act and also promptly furnish or make available to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representatives may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system or posted on the Company’s website shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b) Transfer Sheets. For a period of one year from the Execution Date, the Company shall retain the Transfer Agent and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as an Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and the DTC, provided, however, that such requests cannot be made more than once monthly; and provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(c) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all reasonably incurred expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Shares) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Closing Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Representatives together determine in good faith; (c) fees, expenses and disbursements relating to the registration or qualification of such Securities under the “blue sky” securities laws of such states and other jurisdictions as Representatives may reasonably designate (including, without limitation, all filing and registration fees); (d) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, and any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, any agreements with Selected Dealers, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (e) the cost and expense of the public relations firm referred to in Section 4.22 of this Agreement; (f) the costs of preparing, printing and delivering the Securities; (g) fees and expenses of the Transfer Agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) the Underwriters’ costs of mailing prospectuses to prospective investors; (l) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (m) the fees and expenses associated with the Underwriters’ use of the i-Deal system and NetRoadshow; and (n) the Company’s actual “road show” expenses for the Offering. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, all out-of-pocket fees, expenses and disbursements (including legal fees and expenses up to $150,000) of the Underwriters incurred as a result of providing services related to the Offering to be paid by the Company to the Underwriters; provided, however, that all such costs and expenses pursuant to this Section 4.6(c), including those referenced in clauses (m) and (n) above and legal expenses of counsel to the Underwriters and otherwise, which are incurred by the Underwriters and for which the Company shall be responsible shall not exceed $220,000 in the aggregate in the event of a Closing of the Offering. This $220,000 amount shall be inclusive of the $10,000 advance for accountable expenses previously paid by the Company to Spartan (the “Advance”).

(d) Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 4.6(c), on the Closing Date, it shall pay to the Representatives, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to $50,000 from the gross proceeds received by the Company from the sale of the Closing Shares (excluding the Option Shares).

4.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.9 Internal Controls. The Company will implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. For a period of three (3) years from the Effective Date, the Company shall continue to retain a nationally recognized, independent PCAOB registered public accounting firm reasonably acceptable to the Representative.

4.11 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 5% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

4.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty by the Underwriters.

4.13 Warrant Shares and Placement Agent Warrant. The Representative’s Warrant, the Representative’s Warrant Shares, the Placement Agent Warrant and the shares of Common Stock underlying the Placement Agent Warrant (“Placement Agent’s Shares”), as described in the Registration Statement, General Disclosure Package and Prospectus, will be registered in the Registration Statement and, except as described in the Registration Statement, General Disclosure Package and Prospectus, will be freely tradeable upon the effective date of the Registration Statement.

4.14 RESERVED.

4.15 Securities Laws Disclosure; Publicity. At the request of the Representatives, by 9:00 a.m. (New York City time) on the date hereof (or as soon as practicable thereafter), the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representatives shall consult with each other in issuing any press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representatives’ prior consent, which consent will not be unreasonably withheld, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or as required by applicable law.

4.16 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted with respect to the Underwriters by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, in each case solely by virtue of receiving of the Underwriters’ execution of, and performance under, this Agreement.

4.17 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall use commercially reasonable efforts to continue to reserve and keep available at all times while any of the Representative’s Warrants or the Placement Agents Warrants are outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option, the Representative’s Warrant Shares and the Placement Agent’s Shares pursuant to any exercise of the Over-Allotment Option, the Representative’s Warrants or the Placement Agent’s Warrants.

4.18 Listing of Common Stock and Warrants. The Company agrees to use its commercially reasonable best efforts to effect and maintain the trading of the Common Stock on the Nasdaq Capital Market for at least three (3) years after the Closing Date; provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

4.19 Tail Compensation. The Company shall pay to the Representatives a commission of eight percent (8.0%) calculated as set forth in Section 2.1(a) plus warrant coverage as set forth in Section 2.5 with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) that is consummated at any time within the twelve (12) month period following the termination of this Agreement to the extent such Tail Financing is provided to the Company by investors whom a Representative had introduced to the Company from August 2, 2021 to the earlier of: (i) the Closing Date of the Offering or (ii) the termination of this Agreement.

4.20 Subsequent Equity Sales.

(a) From the date hereof until one hundred eighty (180) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, without the prior written approval of the Representatives and subject to Section 4.19.

(b) Notwithstanding the foregoing, this Section 4.20 shall not apply in respect of an Exempt Issuance.

4.21 Capital Changes. Until ninety (90) days after the Closing Date and except for the stock split as disclosed in the Registration Statement, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representatives.

4.22 Financial Public Relations Firm. As of the Execution Date, the Company has retained a financial public relations firm reasonably acceptable to the Representatives and the Company, which shall initially be CorProminence, LLC d/b/a CORE IR, which firm is experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representatives for a period of not less than two (2) years after the Execution Date.

4.24 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Shares or Option Shares, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representatives, or if a Representatives are the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Closing Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the Company or the Representatives will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representatives, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information or the Selling Stockholder Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have. For all purposes of this Agreement, the information set forth in the Prospectus in the “Discounts and Commissions,” “Stabilization” and “Electronic Distribution” sections under the caption “Underwriting” constitutes the only information (the “Underwriters’ Information”) relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representatives specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. For all purposes of this Agreement, the information set forth in the Prospectus under the caption “Selling Stockholders” constitutes the only information (the “Selling Stockholder Information”) relating to the selling stockholders furnished in writing to the Company by the selling stockholders specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

6.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by such Underwriter hereunder.

6.3 Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

6.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.4 shall be deemed to include, for purpose of this Section 6.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.4, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.4. The obligations of the Underwriters to contribute pursuant to this Section 6.4 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

6.5 Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representatives shall have the right to terminate this Agreement by notifying the Company at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in their opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have declared a national emergency or war or be involved in an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York

State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder which have not been cured within 10 days after notification has been given to the Company by the Representatives or which by its nature is uncurable, or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representatives’ judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to Spartan its actual incurred and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to $150,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Notwithstanding the foregoing, any Advance received by the Representatives will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, any Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement dated August 2, 2021 by and between the Company and Spartan shall continue to be effective and the terms therein, shall continue to survive and be enforceable by Spartan in accordance with its terms, provided that, in the event of a conflict between the terms of the foregoing agreements and this Agreement, the terms of this Agreement shall prevail.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Spartan. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8 [RESERVED.]

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

7.15 No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, are not intended to confer upon any Person other than the parties hereto, and the Underwriters where so indicated any rights, benefits, remedies, obligations or liabilities hereunder.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

INTRINSIC MEDICINE, INC.

By:
Name:	Alexander Martinez
Title:	Chief Executive Officer

Address for Notice:

Intrinsic Medicine, Inc.

500 Yale Avenue North

Seattle, WA 98109

Attention: Alexander Martinez, Chief Executive Officer

Email: alex@intrinsicmedicine.com

Copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Attention: Thomas A. Coll, Esq.

Email: collta@cooley.com

Accepted by the Representative, acting for themselves and as Representatives of the Underwriters named on Schedule I hereto, as of the date first above written:

SPARTAN CAPITAL SECURITIES LLC		REVERE SECURITIES, LLC

By:		By:
Name:	Stephen Faucetta	Name: Joseph Giamichael
Title:	Director, Investment Banking	Title: :Managing Director, Investment Banking

Address for Notice:

Spartan Capital Securities, LLC 45 Broadway New York, NY 10006 Email: sfaucetta@spartancapital.com	Revere Securities, LLC 650 5th Avenue, 35th Fl New York, New York 10019 Email: jgiamichael@reveresecurities.com

Copy to:

Carmel, Milazzo & Feil LLP

55 W 39th Street, 18th Floor

New York, NY 10018

Telephone: 212-658-0458

Attention: Ross D. Carmel, Esq.

Email: rcarmel@cmfllp.com

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Option Shares	Closing Purchase Price
Spartan Capital Securities, LLC			$
Revere Securities, LLC			$
Total			$

SCHEDULE II

SCHEDULE III

Pricing Information

Number of Closing Shares:

Number of Option Shares:

Public Offering Price per Closing Share: $

Underwriting Discount per Closing Share: $

Public Offering Price per Option Share: $

Underwriting Discount per Option Share: $

Proceeds to Company per Closing Shares (before expenses): $

Proceeds to Company per Option Shares (before expenses): $

EXHIBIT A

Lock Up Parties

Name
Alexander Martinez
Jason Ferrone
Emil Chaung, M.D.
Dustin Crawford
Patrick M. Gray
Joan Stafslien
SOSV IV, LLC

EXHIBIT B

Form of Lock-Up Agreement

Lock-Up Agreement

for Officers, Directors

and 3% or Greater Shareholders

[•], 202[•]

Spartan Capital Securities, LLC.

45 Broadway, 2nd Floor

New York, NY 10006

Attention: Mr. Stephen Faucetta

Revere Securities, LLC

650 5th Avenue, 35th Fl

New York, New York 10019

Attention: Joseph Giamichael

Ladies and Gentlemen:

The undersigned, an officer, director and/or holder of common stock (the “Common Stock”), or rights to acquire shares of Common Stock (the “Shares”) of Intrinsic Medicine, Inc. (the “Company”), understands that you are the representative (the “Representative”) of several underwriters (collectively, the “Underwriters”), named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of securities of the Company (the “Securities”) pursuant to a registration statement filed or to be filed (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the Undersigned will not, during the period commencing on the date of this Lock-up Agreement and continuing and including the date that is one-hundred and eighty (180) days after the closing of the Public Offering (the “Lock-Up Period”), unless otherwise provided herein, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant

Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, any warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the Undersigned on the date of closing of the Public Offering or acquired by the Undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to (a) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, by the Undersigned of options or warrants to purchase Shares or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company; provided that any Shares received by the Undersigned upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any Transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any Transfer of Shares acquired in open market transactions following the closing of the Public Offering, provided the Transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the Transfer of the Undersigned’s Shares or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the Undersigned’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Undersigned ceases to provide services to the Company, and after such 45th day, if the Undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the Undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the Undersigned’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on Transfer set forth in this Lock-Up Agreement, or (f) the Transfer of Shares or any security convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Common Stock involving a change of control (as defined below), provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein. For purposes of this Lock-Up Agreement, “change of control” means any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of affiliated persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company (or the surviving entity).

In addition, the Undersigned further agrees that, except for the Registration Statement or any registration statement on Form S-8, during the Lock-Up Period, the Undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the SEC any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned, or (b) exercise any rights the Undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned.

In furtherance of the Undersigned’s obligations hereunder, the Undersigned hereby authorizes the Company during the Lock-Up Period to cause the transfer agent for the Relevant Securities to decline to Transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the Undersigned is the record owner and the Transfer of which would be a violation of this Lock-Up Agreement and, in the case of the Relevant Securities for which the Undersigned is the beneficial owner but not the record owner, the Undersigned agrees that during the Lock Up Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to such Relevant Securities to the extent such transfer would be a violation of this Lock Up Agreement.

Notwithstanding the foregoing or anything contained herein to the contrary, the Undersigned may transfer the Undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts;

(ii)	To any immediate family member of the Undersigned, or to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the Undersigned or a member or members of the immediate family of the Undersigned;

(iii)	if the Undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Undersigned, (2) to partners, limited liability company members or stockholders of the Undersigned or holders of similar equity interests in the Undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the Undersigned or any other change of control of the Undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement;

(iv)	if the Undersigned is a trust, to the trustee or beneficiary of such trust or to the estate of a beneficiary of such trust;

(v)	by testate or intestate succession;

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)	pursuant to the Underwriting Agreement; or

(viii)	the withholder of Shares by, or surrender of Shares to, the Company pursuant to a “net” or “cashless” exercise or settlement feature to cover taxes due upon or the consideration required in connection with the exercise of securities issued under an equity incentive plan or stock purchase plan of the Company;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the Undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Shares, the Representative will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The Undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the Undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the Undersigned, enforceable in accordance with its terms. Upon request, the Undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the Undersigned shall be binding upon the successors and assigns of the Undersigned from the date of this Lock-Up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, upon such date the Company, on the one hand, or you, on the other hand, notifies the other in writing that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement is not executed before 15, 2022 (provided that the Company may, by written notice to the undersigned prior to July 15, 2022, extend such date for a period of up to an additional three months in the event that the Underwriting Agreement has not been executed by such date), (iii) the date that the Company withdraws the registration statement related to the Public Offering, or (iv) upon the termination (other than the provisions thereof that survive termination) of the Underwriting Agreement in accordance with the terms thereof prior to payment for and delivery of the Shares to be sold thereunder.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

EXHIBIT C

REPRESENTATIVE’S WARRANT AGREEMENT